                                                                      EXHIBIT 7
                                  (VSNL LOGO)

                                                            Rishabh Nath Aditya
                                                    Assistant Company Secretary
HQ/CS/CL.24B/10153
15 October 2003

         SUB :  ADVERTISEMENT FOR BOARD MEETING INTIMATION.
Sir,
         In accordance with the Clause 31c of the Listing Agreement with Indian Stock Exchanges, please find sent herewith copies of advertisements published in The Free Press Journal (English) and Navshakti (Marathi) dated 15 October 2003 intimating the date of the Meeting of Board of Directors to consider and take on record Un-audited financial Results (Provisions) for the quarter ended 30 September 2003.

Thanking you,
                                                              Yours faithfully,
                                               For Videsh Sanchar Nigam Limited

                                                                    R.N. Aditya
                                                        Asst. Company Secretary
To :
1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.
2. The Secretary, Madras Stock Exchange Limited, Post Box No. 183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.
3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.
4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.
5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051. Fax Nos.: (22) 6598237/38.
6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
     497 29 93.
7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No. 204 49 42.
8. Head Office : M/s. Sharepro Services, Mumbai - 400 099 Ph. 821 5168, FAX 837 5646
9. Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071
10. Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax : 267 3199
11.  Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195

                                  (VSNL LOGO)


                          VIDESH SANCHAR NIGAM LIMITED
        Regd. Office: Videsh Sanchar Bhavan, M.G.Road, Mumbai - 400 001.


                                     NOTICE

Notice is hereby given that a meeting of the Board of Directors of the Company is scheduled to be held on 30th October 2003 to consider and take on record the Unaudited Financial Results (Provisional) for the quarter ended 30th September 2003.


                                              For Videsh Sanchar Nigam Limited
                                                                 Satish Ranade
Place : Mumbai                                               Company Secretary
Date  :  14th October 2003                                        & VP (Legal)